EXHIBIT 31.1
CERTIFICATIONS
I, Carl J. Johnson, President and Chief Executive Officer of Matrixx Initiatives, Inc., certify that:
1. I have reviewed this report on Form 10-K/A of Matrixx Initiatives, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: August 23, 2006

/s/ Carl J. Johnson
Carl J. Johnson
President and Chief Executive Officer